                                                                    EXHIBIT 99.3


AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2002 (UNAUDITED) AND DECEMBER 31, 2001 AND 2000
AND FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
AFSA Data Corporation and Subsidiaries:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in stockholder's equity, and of cash flows present fairly, in all material respects, the financial position of AFSA Data Corporation and Subsidiaries ("AFSA") wholly owned subsidiaries of Fleet Holding Corp., at December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of AFSA's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



PricewaterhouseCoopers LLP
March 12, 2002

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------

                                                                                   March 31,      December 31,     December 31,
                                                                                     2002             2001             2000
                                                                                --------------   --------------   --------------
                                                                                  (unaudited)
ASSETS

Current assets:
    Cash                                                                        $    3,044,000   $    2,578,000   $    2,426,000
    Accounts receivable, net of allowance for doubtful accounts of $1,115,000 in 2002 (unaudited) $665,000 in 2001 and
    $806,000 in 2000                                                                64,193,000       62,049,000       49,622,000
    Prepaid expenses                                                                 6,836,000        4,934,000        3,889,000
                                                                                --------------   --------------   --------------

                  Total current assets                                              74,073,000       69,561,000       55,937,000
                                                                                --------------   --------------   --------------

Property, plant and equipment, net                                                  39,321,000       33,779,000       25,177,000
Net receivable from Parent                                                          73,613,000       78,721,000       59,570,000
Goodwill, net of amortization                                                       17,039,000       15,956,000       16,114,000
Other assets                                                                         1,123,000        1,890,000        1,843,000
                                                                                --------------   --------------   --------------

                  Total assets                                                  $  205,169,000   $  199,907,000   $  158,641,000
                                                                                ==============   ==============   ==============

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Accounts payable                                                            $    7,800,000   $    8,392,000   $    5,690,000
    Accrued expenses                                                                12,205,000       16,582,000       18,127,000
                                                                                --------------   --------------   --------------

                  Total liabilities                                                 20,005,000       24,974,000       23,817,000
                                                                                --------------   --------------   --------------

Commitments and contingencies (Note 4)

Stockholder's equity:
    Common stock                                                                         1,000            1,000            1,000
    Additional paid-in capital                                                       5,164,000        5,164,000        5,164,000
    Retained earnings                                                              179,999,000      169,768,000      129,659,000
                                                                                --------------   --------------   --------------

                  Total stockholder's equity                                       185,164,000      174,933,000      134,824,000
                                                                                --------------   --------------   --------------

                  Total liabilities and stockholder's equity                    $  205,169,000   $  199,907,000   $  158,641,000
                                                                                ==============   ==============   ==============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
CONSOLIDATED STATEMENTS OF INCOME

--------------------------------------------------------------------------------

                                                Three Months Ended March 31,         Year Ended December 31,
                                               -------------------------------   -------------------------------
                                                   2002              2001              2001             2000
                                                (Unaudited)       (Unaudited)

Educational services revenue                   $   51,391,000   $   46,202,000   $  183,107,000   $  167,424,000
Healthcare and welfare revenue                     23,818,000       21,207,000       81,189,000       60,051,000
                                               --------------   --------------   --------------   --------------

                  Total revenue                    75,209,000       67,409,000      264,296,000      227,475,000
                                               --------------   --------------   --------------   --------------

Operating expenses:
    Employee compensation and benefits             34,657,000       30,932,000      119,527,000      104,652,000
    Occupancy                                       3,046,000        3,011,000       12,617,000        9,307,000
    Equipment usage and maintenance                 2,027,000        2,083,000        7,920,000        8,554,000
    Telephone                                       1,894,000        1,718,000        6,451,000        6,473,000
    Contracted services                             3,784,000        3,046,000       11,498,000       10,119,000
    Office expense                                    742,000        1,252,000        4,921,000        3,799,000
    Processing and servicing costs                  6,549,000        6,007,000       17,960,000       12,901,000
    Other                                           3,230,000        2,131,000        8,662,000        8,322,000
    Provision for loss on defaulted loans             600,000          564,000        2,268,000        2,713,000
    Amortization of goodwill                                0          295,000        1,208,000          766,000
    Management fee                                  1,978,000        1,204,000        6,362,000        1,209,000
                                               --------------   --------------   --------------   --------------

                                                   58,507,000       52,243,000      199,394,000      168,815,000
                                               --------------   --------------   --------------   --------------

                  Operating income                 16,702,000       15,166,000       64,902,000       58,660,000
                                               --------------   --------------   --------------   --------------

Other income:
    Interest income, net                              471,000        1,135,000        3,391,000        4,496,000
                                               --------------   --------------   --------------   --------------

                  Income before income             17,173,000       16,301,000       68,293,000       63,156,000
                  taxes                        --------------   --------------   --------------   --------------

Income taxes (Note 5)                               6,942,000        6,842,000       28,184,000       26,238,000
                                               --------------   --------------   --------------   --------------

                  Net income                   $   10,231,000   $    9,459,000   $   40,109,000   $   36,918,000
                                               ==============   ==============   ==============   ==============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

--------------------------------------------------------------------------------

                                                    Additional
                                     Common           Paid-In        Retained
                                      Stock           Capital         Earnings           Total
                                 --------------   --------------   --------------   --------------
Balance, December 31, 1999       $        1,000   $    5,164,000   $   92,741,000   $   97,906,000

   Net income                                --               --       36,918,000       36,918,000
                                 --------------   --------------   --------------   --------------

Balance, December 31, 2000                1,000        5,164,000      129,659,000      134,824,000

   Net income                                --               --       40,109,000       40,109,000
                                 --------------   --------------   --------------   --------------

Balance, December 31, 2001                1,000        5,164,000      169,768,000      174,933,000

  Net Income (unaudited)                     --               --       10,231,000       10,231,000
                                 --------------   --------------   --------------   --------------

Balance, March 31, 2002
(unaudited)                      $        1,000   $    5,164,000   $  179,999,000   $  185,164,000
                                 ==============   ==============   ==============   ==============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                                                Three Months Ended March 31,        Year Ended December 31,
                                                               ------------------------------    ------------------------------
                                                                   2002             2001              2001             2000
                                                                (Unaudited)      (Unaudited)

Cash flows from operating activities:
    Net income                                                 $  10,231,000    $   9,459,000    $  40,109,000    $  36,918,000
    Adjustments to reconcile net earnings to net cash
       provided by operating activities:
       Depreciation and amortization                               2,280,000        2,221,000        9,437,000        7,877,000
       Increase (Decrease) in allowance for doubtful
       accounts                                                      976,000           80,000         (141,000)         492,000
       Increase in accounts receivable                            (3,120,000)      (9,660,000)     (12,286,000)     (12,777,000)
       Increase in prepaid expenses                               (1,902,000)        (767,000)      (1,045,000)      (1,276,000)
       Decrease (Increase) in other assets                           767,000          (77,000)         (47,000)      (1,845,000)
       (Decrease) Increase in accounts payable                      (592,000)       2,100,000        2,702,000        1,639,000
       (Decrease) increase in accrued expenses                    (4,377,000)      (2,695,000)      (1,545,000)       6,848,000
                                                               -------------    -------------    -------------    -------------

          Net cash provided by operating activities                4,263,000          661,000       37,184,000       37,876,000
                                                               -------------    -------------    -------------    -------------

Cash flows from investing activities:
    Purchase of property, plant and equipment                     (7,822,000)      (3,166,000)     (16,831,000)      (9,096,000)
    Decrease (Increase) in net receivable from Parent              5,108,000        2,675,000      (19,151,000)     (13,781,000)
    Cash paid for purchase of Curtis & Associates, Inc.             (800,000)               0         (826,000)     (14,581,000)
    Cash paid for purchase of Benova, Inc.                          (283,000)        (210,000)        (224,000)        (282,000)
                                                               -------------    -------------    -------------    -------------

          Net cash used in investing activities                   (3,797,000)        (701,000)     (37,032,000)     (37,740,000)
                                                               -------------    -------------    -------------    -------------

Net change in cash                                                   466,000          (40,000)         152,000          136,000

Cash at beginning of year                                          2,578,000        2,426,000        2,426,000        2,290,000
                                                               -------------    -------------    -------------    -------------

Cash at end of year                                            $   3,044,000    $   2,386,000    $   2,578,000    $   2,426,000
                                                               =============    =============    =============    =============

Supplemental disclosures of cash flow information:
    Cash paid during the year for income taxes                 $           0    $           0    $  32,003,000    $  39,200,000
                                                               =============    =============    =============    =============

    On July 1, 2000, AFSA purchased all of the capital stock of Curtis & Associates, Inc. for $14,581,000

    In conjunction with the acquisition, liabilities were
    assumed as follows:
       Fair value of assets acquired                                                                              $  20,410,000
       Cash paid for the capital stock                                                                              (14,581,000)
                                                                                                                  -------------

                  Liabilities assumed                                                                             $   5,829,000
                                                                                                                  =============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      COMPANY

                  AFSA Data Corporation and Subsidiaries ("AFSA") are wholly owned subsidiaries of Fleet Holding Corp., which, in turn, is a wholly owned subsidiary of Fleet National Bank ("FNB"), which is part of the FleetBoston Financial Corporation ("FBF"). AFSA is headquartered in Long Beach, California, and provides third-party student loan services and, through contracts with various government agencies, provides healthcare and welfare services.

                  AFSA services student loans on behalf of financial institutions, colleges and universities, and the Federal Government. AFSA has student loan related operating facilities located in Long Beach and Bakersfield, California, Lombard, Illinois, and Utica, New York.

                  AFSA's Health and Human Services division is comprised of two wholly owned subsidiaries. Benova, Inc. ("Benova") administers health and human services programs for federal and state government agencies. Curtis & Associates, Inc. ("C&A") provides consulting and training for Welfare to Work and other self-sufficiency programs sponsored by various state, city, and local governments. The Health and Human Services division is headquartered in Portland, Oregon, with operating facilities in twenty-one states.

                  On January 1, 2002, C&A merged with and into Benova. On February 21, 2002, Benova changed its name to Concera Corporation ("Concera").

         (b)      BASIS OF PRESENTATION

                  The accompanying interim consolidated financial statements as of March 31, 2002, and for the three months ended March 31, 2001 and 2002 are unaudited. The interim consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) considered necessary to present fairly AFSA's financial position, results of operations and cash flows as of March 31, 2002 and for the three months ended March 31, 2001 and 2002. The financial data and other information disclosed in these notes to consolidated financial statements related to these periods are unaudited. Operating results for the three-month period ended March 31, 2002 are not necessarily indicative of the operating results for the full year.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (b)      BASIS OF PRESENTATION (CONTINUED)

                   The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The consolidated financial statements include the accounts of AFSA and its subsidiaries, Benova and C&A. All significant intercompany balances and transactions have been eliminated in consolidation.

         (c)      MANAGEMENT'S ESTIMATES

                  Preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (d)      RECLASSIFICATIONS

                  Certain reclassifications have been made to conform previously reported data to the current presentation.

         (e)      EDUCATIONAL SERVICES FEE REVENUE RECOGNITION

                  Educational services fee revenue results from fees charged to customers for servicing their student loans. Such revenue is recognized as loans are serviced in accordance with the contractual agreements. At March 31, 2002, December 31, 2001 and December 31, 2000, AFSA serviced approximately 8.1 million, 8.1 million and 7.6 million student loans for its customers with an aggregate principal balance of $86.8 billion, $83.6 billion and $72.2 billion, respectively.

         (f)      HEALTHCARE AND WELFARE REVENUE RECOGNITION

                  Healthcare and welfare revenue results from fees charged to government agencies for providing administrative, communication, and workshop services for healthcare and welfare programs. Revenue is recognized as services are performed in accordance with contractual agreements. Amounts received in advance of performance of services are recorded as deferred revenue.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (g)      DEFAULT LIABILITY RESERVE

                  In some instances, the educational servicing agreements contain provisions that, under certain circumstances, AFSA may be required to purchase the loans if the loans have defaulted and have been rejected by the guaranty agency due to a servicing error determined to be made by AFSA. AFSA establishes a reserve for potential losses pursuant to the provisions of the educational servicing agreements. The reserve is evaluated periodically and adjusted based upon management analysis of the historical performance of the purchased loans. This reserve is included in accrued expenses and was $3,582,000, $2,386,000 and $3,504,000 at March 31,
                  2002, December 31, 2001 and December 31, 2000, respectively.

         (h)      PROPERTY, PLANT AND EQUIPMENT

                  Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of 3 to 7 years for computer equipment, 3 to 7 years for fixtures and equipment, 5 years for software and 3 to 5 years, not to exceed the lease term, for leasehold improvements.

                  Construction-in-progress consists of accumulated direct and indirect costs associated with AFSA's construction of property, plant, and equipment, which have not been placed in service and, accordingly, have not been subjected to depreciation. Such assets are depreciated over their estimated useful lives when completed and placed in service.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (i)      INCOME TAXES

                  AFSA uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The significant temporary differences giving rise to net deferred tax assets were changes in the default liability reserves, accrued salaries and benefits, state taxes and excess of book basis over tax basis of property, plant and equipment.

                  AFSA is included in FBF's consolidated federal income tax return. AFSA computes its federal income taxes pursuant to a tax sharing agreement with FBF. Such taxes are computed as if AFSA were filing a separate federal income tax return. AFSA files state income tax returns in 32 states, either separately or in combination with FBF's state income tax returns.

         (j)      GOODWILL

                  Goodwill is carried at cost less accumulated amortization. For business combinations consummated before July 1, 2001, goodwill was amortized through December 31, 2001, using the straight-line basis of 15 years. Goodwill consist of the following:

                                                                  31-Mar-02        31-Dec-01         31-Dec-00
                                                               --------------    --------------    --------------
                                                                (unaudited)
Goodwill                                                       $   19,675,000    $   18,592,000    $   17,542,000
Less accumulated amortization                                      (2,636,000)       (2,636,000)       (1,428,000)
                                                               --------------    --------------    --------------
                 Goodwill, net                                 $   17,039,000    $   15,956,000    $   16,114,000
                                                               ==============    ==============    ==============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (j)      GOODWILL (CONTINUED)

                  AFSA adopted the provisions of SFAS No.142 for the fiscal year ended December 31, 2002 and will complete the required transitional impairment test on all goodwill within six months from the date of adoption.

                  In accordance with SFAS No. 142, AFSA discontinued goodwill amortization effective January 1, 2002. The following presents pro forma financial information assuming that amortization expense associated with goodwill was excluded for the periods presented:

                                       Three Months Ended March 31,       Year Ended December 31,
                                       ----------------------------    ----------------------------
                                           2002            2001            2001            2000
                                        (Unaudited)    (Unaudited)

NET INCOME:
Net income, as reported                $ 10,231,000    $  9,459,000    $ 40,109,000    $ 36,918,000
Goodwill Amortization                             0         295,000       1,208,000         766,000
                                       ------------    ------------    ------------    ------------

    Adjusted net income                $ 10,231,000    $  9,754,000    $ 41,317,000    $ 37,684,000
                                       ============    ============    ============    ============

                  Accumulated amortization for goodwill was $2,636,000 and $1,428,000 at December 31, 2001 and 2000, respectively.

         (k)      NEW ACCOUNTING PRONOUNCEMENTS

                  In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations". SFAS No. 141 requires all business combinations to be accounted for using the purchase method of accounting, establishes specific criteria for recognizing intangible assets separately from goodwill and requires certain disclosures regarding reasons for a business combination and the allocation of the purchase price paid. SFAS No. 141 was effective for all business combinations initiated after June 30, 2001. AFSA has not made any business combinations since the effective date.

                  In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 supersedes APB No. 17, "Intangible Assets," and is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their initial recognition.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (k)      NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

                  SFAS No. 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under the new standard, all goodwill, including those acquired before initial application of the standard, and indefinite-lived intangible assets will not be amortized but will be tested for impairment at least annually. Within six months of initial application of the new standard, a transitional impairment test must be performed on all goodwill. Any ultimate impairment loss recognized must be reported as a change in accounting principle. In addition to the transitional impairment test, the required annual impairment test must be performed in the year of adoption of the standard. The new standard is required to be applied prospectively. AFSA adopted Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets on January 1, 2002 as discussed in Note 1 (j).

                  In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and/or Long-Lived Assets to be Disposed of," and applies to all long-lived assets, including discontinued operations. This statement also amends APB No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business."

                  SFAS No. 144 develops one accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by a sale as well as addresses the principle implementation issues. AFSA adopted SFAS No. 144 on January 1, 2002. AFSA does not expect the adoption of SFAS No. 144 to have a material impact on the results of its operation or financial position.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

2.       PROPERTY, PLANT AND EQUIPMENT

         A summary of property, plant and equipment is as follows:

                                                                     December 31,
                                                            ------------------------------
                                                                2001              2000
                                                            -------------    -------------
        Computer equipment                                  $  35,411,000    $  33,676,000
        Furniture and equipment                                17,242,000       16,819,000
        Leasehold improvements                                 15,636,000       14,074,000
        Software                                               20,979,000        7,063,000
                                                            -------------    -------------

                                                               89,268,000       71,632,000
        Less accumulated depreciation and amortization        (59,378,000)     (51,149,000)
                                                            -------------    -------------

                                                               29,890,000       20,483,000
        Construction-in-progress                                3,889,000        4,694,000
                                                            -------------    -------------

                                                            $  33,779,000    $  25,177,000
                                                            =============    =============

         Depreciation and amortization expense for the years ended December 31, 2001 and 2000 amounted to $8,229,000 and $7,111,000, respectively.
         Expense for the three months ended March 31, 2002 and 2001 were $2,280,000 and $1,926,000, respectively.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

3.       RELATED-PARTY TRANSACTIONS

         AFSA utilizes cash management services provided by FNB. AFSA makes or receives daily cash transfers with interest at FNB's short-term interest rate which varied from 2.6% to 6.6% and from 6.1% to 6.9% in 2001 and 2000, respectively. For the three months ended March 31, 2002 and 2001, the rates varied from 1.97% to 2.25% and 5.9% to 6.6%, respectively. The daily cash transfers are determined by the amount of AFSA's excess daily cash balance after all required payments have been made. Net interest received from FNB in 2001 and 2000 was $3,357,000 and $4,558,000 respectively. During the three months ended March 31, 2002 and 2001, net interest received was $471,000 and $1,122,000, respectively.

         In addition, AFSA pays a management fee to FBF that represents reimbursements for various administrative services and an allocation of general corporate overhead. The allocation method is determined by FBF. Management believes that the amounts of administrative services it received from FBF in all periods do not exceed amount of management fees charged. Total fees paid during 2001 and 2000 were $6,362,000 and $1,209,000 respectively. During the three months ended March 31, 2002 and 2001, management fees paid to FBF amounted to $1,978,000 and $1,204,000, respectively.

         AFSA services student loans for FNB and other FBF subsidiary banks, and collects servicing fees. During 2001 and 2000, servicing fees billed to all FBF affiliates totaled $4,324,000 and $4,250,000, respectively. During the three months ended March 31, 2002 and 2001, total servicing fees billed were $930,000 and $1,004,000, respectively. At March 31, 2002, December 31, 2001 and 2000, accounts receivable in the accompanying consolidated balance sheets included accounts receivable from these related companies in the amounts of $293,000, $522,000 and $341,000, respectively.

         During 2001 and 2000, AFSA paid FBF $24,973,000 and $23,400,000, respectively, for estimated federal income taxes. During 2001 and 2000, AFSA paid FBF $7,030,000 and $15,800,000, respectively, for estimated state income taxes. No taxes were paid to FBF during the three months ended March 31, 2002.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

4.       COMMITMENTS AND CONTINGENCIES

         LEASES

         AFSA leases certain premises and equipment under long-term, noncancelable operating leases. These premises leases provide for certain inflationary escalation adjustments as defined in the various agreements. Rental expense charged to operations for the years ended December 31, 2001 and 2000 was $6,822,000 and $5,407,000, respectively.
         During the three months ended March 31, 2002 and 2001, total rental expense was $1,844,000 and $1,742,000, respectively.

         Future minimum lease payments attributable to long-term leases at December 31, 2001 were as follows:

             Year Ending
             December 31,                                                   Amount
             ------------                                                -------------
                   2002                                                  $  5,592,000
                   2003                                                     5,176,000
                   2004                                                     4,008,000
                   2005                                                     3,219,000
                   2006                                                     2,263,000
                   Thereafter                                               2,621,000
                                                                         ------------
                                                                         $ 22,879,000
                                                                         ============

         CONTINGENT PAYMENTS RELATED TO THE PURCHASE OF SUBSIDIARIES

         AFSA has agreed to pay contingent consideration in cash to the former shareholders of C&A for a period of three years commencing in 2001 and ending in 2003. This additional consideration is calculated based on excess earnings before acquisition expenses and income taxes within designated target levels for each of the years from 2001 through 2003, as defined in the purchase agreement.

         Additionally, AFSA has agreed to pay contingent consideration in cash to the former shareholders of Benova for a period of five years commencing in 1999 and ending in 2003. This additional consideration is calculated as a designated percentage of the excess of earnings before interest income, income taxes, depreciation and amortization over designated target levels for each of the years from 1998 through 2002, as defined in the purchase agreement.

         For each year noted, AFSA will determine whether the additional consideration is to be paid and, if so, record the current fair value of the consideration as additional goodwill.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

4.       COMMITMENTS AND CONTINGENCIES (CONTINUED)

         For the years ended December 31, 2001 and 2000, additional payments of $890,000 and $282,000 were made under the Benova and C&A purchase agreements for the earnings that exceeded the 2000 and 1999 target level, respectively. During the three months ended March 31, 2002, an additional payment of $283,000 was made related to the purchase of Benova.

         On February 8, 2002, AFSA made a final contingent payment of $600,000 related to the purchase of C&A.

5.       INCOME TAXES

         The following is a summary of the provision for income taxes:

                                               Year Ended December 31,
                                           ------------------------------
                                               2001             2000
                                           -------------    -------------

Current:
    Federal                                $  25,073,000    $  21,650,000
    State                                      6,943,000        6,402,000
                                           -------------    -------------

                                              32,016,000       28,052,000
                                           -------------    -------------
Deferred:
    Federal                                   (2,965,000)      (1,404,000)
    State                                       (867,000)        (410,000)
                                           -------------    -------------

                                              (3,832,000)      (1,814,000)
                                           -------------    -------------

                  Income Tax Expense       $  28,184,000    $  26,238,000
                                           =============    =============

         A reconciliation of income tax expense computed at the federal statutory rate of 35% for 2002, 2001 and 2000 and income tax expense follows:

                                                    Three Months Ended                YEAR ENDED
                                                         March 31,                   December 31,
                                               ----------------------------   ---------------------------
                                                   2002            2001           2001           2000
                                               (Unaudited)     (Unaudited)

         Income taxes at statutory rate        $  6,010,000    $  5,705,000   $ 23,903,000   $ 22,105,000
         State tax expense, net of                1,044,000         991,000      3,950,000      3,838,000
         federal benefit
         Other                                     (112,000)        146,000        331,000        295,000
                                               ------------    ------------   ------------   ------------

                                               $  6,942,000    $  6,842,000   $ 28,184,000   $ 26,238,000
                                               ============    ============   ============   ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

6.       EMPLOYEE BENEFIT PLANS

         (a)      SAVINGS PLAN

                  AFSA has a savings plan that is part of a savings plan provided by FBF. Under the FBF Savings Plus Plan, AFSA employees, exclusive of Concera employees, can make voluntary contributions not to exceed 15% of their base compensation. In 2001 and 2000, AFSA provided for a matching contribution based on a tier level over a period of three years ranging from 50% to 100% of the employee's contribution up to a maximum of 6% of the employee's salary.

                  Concera has a 401(k) savings plan for all employees. Employees may make voluntary contributions not to exceed 15% of their base compensation. Concera provides for a matching contribution of 50% of the first 4% of contributions.

                  In 2001 and 2000, AFSA contributed an aggregate of $1,721,000 and $1,468,000, respectively, to the above plans. During the three months ended March 31, 2002 and 2001, AFSA's contribution totaled $720,000 and $482,000, respectively.

         (b)      PENSION PLAN

                  The FleetBoston Financial Pension Plan is available to all eligible AFSA employees exclusive of Concera employees. This defined benefit plan is fully funded by AFSA through the parent. AFSA's prepaid balance and expense for its share of contributions to the Plan were $2,071,000 and $(134,000), respectively, as of December 31, 2001 and $1,302,000 and $(954,000), respectively, as of December 31, 2000. During the three months ended March 31, 2002, AFSA's prepaid balance and expense were $2,071,000 and $0.

7.       CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

         AFSA derives the majority of its revenues through originating and servicing loans authorized by programs of the federal government. Although many of the programs are authorized for extended periods of time, there is no guarantee that pending or future legislation will not withdraw authorization of or materially alter the programs as they currently exist.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

AFSA DATA CORPORATION AND SUBSIDIARIES
(WHOLLY OWNED SUBSIDIARIES OF FLEET HOLDING CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

7.       CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS (CONTINUED)

         On October 1, 2001, AFSA began servicing loans under the seventh of eight option periods for the Federal Direct Student Loan Program ("FDSLP"), for which AFSA is a subcontractor. The current option period was extended for an additional three years through September 30, 2006. The contract accounted for approximately 40% and 39% of revenue for the years ended December 31, 2001 and 2000 and 39% and 38% of revenue for the three months ended March 31, 2002 and 2001. The contract accounted for approximately 46%, 47%, and 34% of AFSA's accounts receivable at March 31, 2002, December 31, 2001 and December 31, 2000, respectively.

8.       SUBSEQUENT EVENTS (UNAUDITED)

         On June 10, 2002, Affiliated Computer Services, Incorporated purchased all of the capital stock of AFSA from FleetBoston Financial for $410,000,000. In connection with the purchase, on May 30, 2002, AFSA paid FBF a dividend of $76,500,000 to settle all intercompany accounts as of April 30, 2002.


              The accompanying notes are an integral part of these
                       consolidated financial statements.